Exhibit 5.1

New York

3 World Trade Center
175 Greenwich Street
New York, NY 10007
Standard BioTools Inc. 50 Milk Street, 10th Floor Boston, MA 02109
T +1 (212) 277-4000

freshfields.us

October 9, 2026

Ladies and Gentlemen:

Standard BioTools Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (File No. 333-297560) (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 2,089,457,285 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) to be issued pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 6, 2026 (the “Merger Agreement”), by and among the Company, Treeline Biosciences, Inc., a Delaware corporation, and Siri Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, including up to 364,223,328 Shares to be issued pursuant to the Merger Agreement on a registered basis pursuant to the Registration Statement and up to 1,725,233,957 Shares to be registered for resale on the Registration Statement.

We, as your counsel, have examined and have relied as to matters of fact upon originals or copies of such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed necessary or advisable as a basis for the opinions expressed below.

In rendering the opinion expressed below, we have assumed, without independent inquiry or investigation, that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all signatures on all documents that we reviewed are genuine; (iv) all natural persons executing documents had and have the legal capacity to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate; (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate; (vii) the Registration Statement will be declared effective by order of the Commission and will remain effective at the time the Shares are issued; (viii) the Company’s certificate of incorporation has been amended to effect a reverse stock split as described in the Registration Statement; (ix) the Company will continue to be in good standing through the date upon which the Shares are issued; and (x) the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver of any condition, or amendment or waiver of any other term, relevant to the subject matter of this opinion.

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Based upon and subject to the foregoing, and also subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement are or will be, upon issuance, duly authorized and, when the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, and the opinion expressed herein is limited to the General Corporation Law of the State of Delaware. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectuses constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Freshfields US LLP